UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004
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McDONALD'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5231	36-2361282
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of principal executive offices)

60523
(Zip Code)
_______________________________

Registrant's telephone number, including area code: (630) 623-3000

_______________________________

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As reported by McDonald’s Corporation (the "Company") on November 22, 2004, Charlie Bell stepped down as President and Chief Executive Officer of the Company.  In connection with this change in status, the Company agreed as of December 9, 2004 to amend the terms of certain stock options held by Mr. Bell relating to an aggregate of 1,435,125 shares of the Company’s Common Stock. Such stock options were granted to Mr. Bell from 1996 to 2004 under the Company’s 1992 Stock Ownership Incentive Plan, as Amended and Restated, and its Amended and Restated 2001 Omnibus Stock Ownership Plan and have strike prices ranging from $14.31 to $45.625. The amendment permits Mr. Bell to transfer such stock options to his wife. Of the options amended, 655,000 were previously not vested, and the Company also determined to accelerate the vesting of such stock options immediately upon the occurrence of such transfer.

Item 8.01 Other Events.

On December 9, 2004, McDonald’s Corporation (the "Company") issued a press release reporting the Company’s November 2004 sales and other items. The press release is furnished as Exhibit 99 and is attached hereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION (Registrant)

Date:	December 13, 2004	By:	/s/ Peter J. Bensen
Peter J. Bensen Corporate Vice President - Assistant Controller

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Exhibit Index

Exhibit No. 99	News Release of McDonald’s Corporation issued December 9, 2004: McDonald’s Reports Strong Global Comparable Sales for November and Other Items

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